EXHIBIT 10.02

                             SEPARATION AGREEMENT


         SEPARATION AGREEMENT (the "Agreement"), made and entered into as of November 11, 2004, by and between NeoPharm, Inc., a Delaware corporation (the "Company"), and Sander A. Flaum (together with his marital community, heirs, executors, administrators and assigns, the "Director").

                             W I T N E S S E T H:

         WHEREAS, the Director has served as a member of the Board of Directors (the "Board") of the Company;

         WHEREAS, in connection with such service, pursuant to the Company's 1998 Equity Incentive Plan (the "Plan"), the Director has received Awards of Restricted Stock and Options (each such terms as is defined in the Plan);

         WHEREAS, John N. Kapoor, Ph.D. has initiated a consent solicitation seeking, among other things, the removal of the Director from the Board;

         WHEREAS, the Company and Mr. Kapoor have mutually agreed to terms on which Mr. Kapoor will withdraw his consent solicitation, pursuant to a Settlement Agreement by and among the Company, Mr. Kapoor, Erick E. Hanson, Gregory P. Young and Dr. Kaveh T. Safavi (the "Settlement Agreement");

         WHEREAS, in connection with the actions contemplated by the Settlement Agreement, the parties hereto desire to enter into this Agreement in order to settle fully and finally all matters between them, including but not limited to any matters arising out of Director's service on the Board and his separation therefrom.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Director agree as follows:

         1. Resignation.

         By his execution hereof, effective as of immediately prior to the execution of the Settlement Agreement on the Effective Date (as such term is defined in the Settlement Agreement), the Director hereby resigns his position as a member of the Board. Except as provided herein, the Director shall no longer be entitled to any compensation or benefits in respect of his service as a member of the Board.

         2. Agreements and Payments in Connection with Resignation.

         In connection with the Director's resignation, the Company hereby agrees and acknowledges that the Director shall be entitled to receive from the Company, effective immediately upon the Effective Date, the following payments and benefits:

         (a) an honorarium payment in the amount of Fifty Thousand Dollars ($50,000.00), payable in cash in immediately available funds;

         (b) reimbursement of expenses incurred in connection with the Director's position as a member of the Board, in accordance with Company policy;

         (c) immediate vesting of all shares under the Award of Restricted Stock granted under the Plan to the Director on March 10, 2004;

         (d) extension of the exercisability of each Award of Options granted under the Plan to the Director until the earlier of
                  (i) June 30, 2008 or (ii) the date that is ten (10) years from the date of the original grant of any such Award; and

         (e) payment in advance, on a yearly basis, upon notice from the Director, of all dues and fees necessary to continue the Director's membership in the National Association of Corporate Directors through 2008; and

         (f) reimbursement of reasonable attorney's fees in connection with the negotiation hereof.

         3. Confidentiality.

         The Director acknowledges that his service as a member of the Board brought him into close contact with many confidential financial and proprietary matters concerning the Company, including, without limitation, information about costs, profits, assets, liabilities, patents, licenses, trade secrets, management bonuses, business plans, customer lists, other proprietary matters and other information not available to the public, and plans for future development. In recognition of the foregoing, the Director agrees that he will keep secret any and all confidential financial and proprietary matters of the Company, which are not otherwise in the public domain, and will not disclose them to anyone outside of the Company without the Company's written consent, except as may be required by a lawful order of a court or agency of competent jurisdiction.

         4. Non-Disparagement.

         The Director agrees that he shall not in any way disparage the Company or its current and former officers, directors and employees, verbally or in writing, or make any statements to the press or to third parties that may reasonably be derogatory or detrimental to the Company's or any such person's good name or business reputation. Likewise, the Company, and each of its directors, officers and employees, shall not in any way disparage the Director, verbally or in writing, or make any statements to the press or to third parties that may reasonably be derogatory or detrimental to the Director's good name or business reputation. Nothing in this section shall preclude any party from responding truthfully to inquiries made in connection with any legal or governmental proceeding or from making such other statements as may be required by applicable law.

         5. General.

         (a) Cooperation. Following the Effective Date, upon request of the Chief Executive Officer of the Company, the Director shall make himself available to the Company at mutually convenient times and places to assist the Company with respect to Company-related matters, including but not limited to pending and future litigations, arbitrations, governmental investigations or other disputes relating to matters that arose during the Director's service as a member of the Board. The Company shall reimburse the Director for all reasonable expenses and costs he may incur as a result of providing assistance under this Section 5(a), upon receipt of proper documentation. In connection with any such cooperation provided hereunder, the Director will be reimbursed based upon a daily $4,000 per diem for any assistance provided, including any travel time related to providing such assistance, provided that on June 1, 2005, and each subsequent anniversary thereof, the foregoing reimbursement rate will increase by 10%. In the event the Director provides assistance to the Company for less than half of a day, the Director will be paid half of the per diem, or $2,000; provided that the Director will be paid the full per diem, or $4,000, for providing service for more than half of a day.

         (b) Remedies. The Director recognizes that irreparable injury will result to the Company and its business in the event of any breach by the Director of any of the provisions of this Agreement as determined by a court of competent jurisdiction. In the event of any breach of any of the commitments of the Director pursuant hereto, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such commitments by the Director or by any person or persons acting for or with the Director in any capacity whatsoever.

         (c) Amendments. This Agreement may not be modified, amended, or waived in any manner except by an instrument in writing signed by both parties to this Agreement.

         (d) Waiver. The waiver by either party of compliance by the other party with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement (whether or not similar), or a continuing waiver, or a waiver of any subsequent breach by a party of any provision of this Agreement.

         (e) Governing Law; Jurisdiction. The laws of the State of Delaware shall govern the validity, performance, enforcement, interpretation, and other aspects of this Agreement, notwithstanding any state's choice of law provisions to the contrary. Any proceeding to enforce, interpret, challenge the validity of', or recover for the breach of any provision of, this Agreement may be filed in the courts of the State of Delaware or the United States District Court sitting in the State of Delaware, and the parties hereto expressly waive any and all objections to personal jurisdiction, service of process or venue in connection therewith.

         (f) Complete Agreement. This Agreement constitutes a complete and total integration of the understanding of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, commitments, agreements, writings, and discussions with respect to the subject matter of this Agreement; provided, however, that the Director and Executive Officer Indemnification Agreement, dated as of September 24, 2004, between the Director and the Company, shall remain in full force and effect pursuant to the terms thereof.

         (g) Severability. If a court having proper jurisdiction holds a particular provision of this Agreement unenforceable or invalid for any reason, that provision shall be modified only to the extent necessary in the opinion of such court to make it enforceable and valid and the remainder of this Agreement shall be deemed valid and enforceable and shall be enforced to the greatest extent possible under the then existing law. In the event the court determines such modification is not possible, the provision shall be deemed severable and deleted, and all other provisions of this Agreement shall remain unchanged and in full force and effect.

         (h) Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same Agreement. Facsimile transmission of the executed version of this Agreement or any counterpart hereof shall have the same force and effect as the original.

         (i) Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.

         (j) Notices. Any notice required or permitted hereunder shall be personally delivered or mailed by certified mail, return receipt requested, to the addresses of the parties set out on the signature pages hereto, or as changed from time to time by notice as provided herein.

         (k) Successors and Assigns. All provisions of this Agreement are binding upon, shall inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

                           [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have made this Agreement effective as of the Effective Date.


                                         "COMPANY"

                                         NEOPHARM, INC.


                                         By: /s/ Gregory P. Young
                                             --------------------------------

                                         Printed:  Gregory P. Young

                                         Title:  President and CEO

                                         NeoPharm, Inc.
                                         150 Field Drive, Suite 195
                                         Lake Forest, Illinois 60045


                                         "DIRECTOR"


                                         /s/ Sander A. Flaum
                                         -----------------------------------
                                         Sander A. Flaum
                                         630 Park Avenue
                                         Apt. 9B
                                         New York, New York 10021